UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2011 (October 26, 2011)

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route de la Corniche 4 1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +011 41 21 653 4535

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant ("Mymetics") appointed Martine Reindle, one of the founders of Mymetics, to the Board of Directors to fill a current vacancy on the Board.  From 1983-2004 Ms. Reindle was a co-founder and President of Datasphere, an IT consulting and telecommunications software company primarily for financial institutions, that she sold in 2004 to the Fundtech Group.  Since 2004 Ms. Reindle has been active as a business angel investor in eight medtech and IT companies where she provides business advice to management of those companies as a member of the board of directors or under a consulting agreement with these companies.  Ms. Reindle graduated from the Institut d'Etudes Politiques in Grenoble, France where she received her degree in Economics and Finance.  Mymetics expects to benefit from her business acumen and understanding the challenges of successfully growing an emerging biotech company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2011	MYMETICS CORPORATION

	By:	/s/ Jacques-François Martin
Jacques-François Martin
President and CEO